UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Amendment No.1

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ZYROX MINING INTERNATIONAL, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

ZYROX MINING INTERNATIONAL, INC.

1185 Avenue of the Americas, 3rd Floor.

New York, New York 10036

INFORMATION STATEMENT

(Preliminary)

September __, 2021

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.001 per share (the “Common Stock”), of Zyrox Mining International, Inc., a Nevada Corporation (the “Company”), to notify such Stockholders that on or about August 24, 2021, the Company received written consents in lieu of a meeting of Stockholders from holders of approximately 90% of voting securities of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) to authorize the Company’s Board of Directors to approve the following:

(1) to increase the authorized shares of the Company to 4,500,000,000 (the “Increase”).

On August 24, 2021, the Board of Directors of the Company approved the Increase, subject to Stockholder approval. The Majority Stockholders approved the Increase by written consent in lieu of a meeting on August 24, 2021. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendment. We will file the Certificate of Amendment with the Secretary of State of the State of Nevada twenty (20) days following the mailing of this Information Statement to the Company’s shareholders of record on September 3, 2021.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Date: September __, 2021	For the Board of Directors of

Zyrox Mining International, Inc.

	By:	/s/ Wan Nyuk Ming
Wan Nyuk Ming
Chairman

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the “Board”) believes that the stockholders of the Company will benefit from the Increase because it will allow for potential new investment from outside investors which will allow the Company to further grow its business.

ACTION TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

ACTION I INCREASE

INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

GENERAL

The Board approved a resolution to increase the authorized shares of capital stock of the Company to 4,500,000,000.

PLEASE NOTE THAT THE INCREASE WILL HAVE THE EFFECT OF INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS.

PURPOSE AND MATERIAL EFFECTS OF THE INCREASE

The Board of Directors has taken this action to dilute a certain “bad actor” shareholder to further advance our business plan and enhance shareholder value.

We believe that the Increase may improve the ability of the Company to take our business to the next level and that could help generate interest in the Company among investors and other business opportunities or acquisitions. However, the effect of the Increase upon the market price for our Common Stock cannot be predicted, and the history of similar authorized stock increases for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the Increase will rise or fall. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares authorized.

The Increase will not affect the par value of our Common Stock. As a result, on the effective date of the Increase, the stated capital on our balance sheet attributable to our Common Stock will remain the same. The per share net income or loss and net book value of our Common Stock will remain the same.

The Increase will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. The Common Stock when issued pursuant to the Increase will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Anti-Takeover Effects of the Increase

THE OVERALL EFFECT OF THE INCREASE MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER.

The Increase in our authorized shares could potentially be used by management to thwart a take-over attempt. The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management. The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders. Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise. It was done as a way to attract potential investors in order to enhance shareholder value and provide available equity for acquisitions.

Neither the Company’s charter nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

As discussed above, the Increase was the subject of a unanimous vote by the Board of Directors approving the Increase. There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes an Increase.

PLANS, PROPOSALS OR ARRANGEMENTS TO ISSUE NEWLY AVAILABLE SHARES OF COMMON STOCK

The main purpose of completing this Increase is to dilute a certain “bad actor” shareholder in order to further advance our business and enhance shareholder value.

SUMMARY OF INCREASE

Below is a brief summary of the Increase:

The authorized Common Stock shall be increased to 4,500,000,000. This will not change the issued and outstanding 519,486,000 shares of Common Stock as of August 24, 2021.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting power of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on September 3, 2021, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Increase will not be filed with the Secretary of State of the State of Nevada or become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about September 8, 2021 to all Stockholders of record as of the Record Date.

Amended Certificate of Incorporation

On the date that is twenty (20) days following the mailing of this Information Statement, the Board of Directors shall have the Company’s Amendment to the Certificate of Incorporation filed with the State of Nevada in order to effect the Increase in authorized shares.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”), although it is currently behind in such filings. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1. Quarterly Report on Form 10-Q for the quarter ended February 28, 2021.

2. Quarterly Report on Form 10-Q for the quarter ended November 30, 2020; and

3. Quarterly Report on Form 10-Q for the quarter ended August 31, 2020.

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of (i) 3,000,000,000 shares of Common Stock, par value $0.001 per share, of which 519,486,000 shares are outstanding as of August 24, 2021, and (ii) 300,000,000 shares of Series A Preferred Stock, par value $0.001 per share, of which 300,000,000 shares are outstanding as of August 24, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s Common Stock owned on August 24, 2021 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name of Beneficial Owner	Number of Common Shares Owned	Percent of Class
Riverdale Bio Products Limited C/O Carl Kruse 1800 Ne 114th St Apt 609 Miami Fl 33181-3417	196,090,050	37.7%

Pasquale Falotico 85 Sweetwater Cres Richmond Hill On L4s 2b2 Canada	167,794,400	32.3%

Wan Nyuk Ming (1)	0	0%
1185 Avenue of the Americas, 3rd Floor New York, NY 10036

Ng Chian Yin (1)	0	0%
1185 Avenue of the Americas, 3rd Floor New York, NY 10036

Jeffrey Wong Kah Mun (1)	0	0%
1185 Avenue of the Americas, 3rd Floor New York, NY 10036

Tham Yee Wen	0	0%
1185 Avenue of the Americas, 3rd Floor New York, NY 10036

Boo Shi Huey	0	0%
1185 Avenue of the Americas, 3rd Floor New York, NY 10036

All officers and directors as a group (5 people)	0	0%

(1)	These officers and directors hold all 300,000,000 of the Series A Preferred Stock, voting an aggregate of 90% of the voting control of the Company.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under Nevada Corporate Law, the Company’s articles of incorporation consistent with above, or By-Laws to dissent from any of the provisions adopted in the Amendments.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: September __, 2021

By Order of the Board of Directors

/s/ Wan Nyuk Ming
Wan Nyuk Ming
Chairman